Exhibit 10.19

LEASE AGREEMENT

ANSON LOGISTICS ASSETS LLC

Landlord

AND

ELECTROCORE, INC.

Tenant

AT

200 Forge Way

Rockaway, New Jersey

126390.00400/1099! 0975v.4 07/23/2018 01:57 A7P7

LEASE AGREEMENT

THIS LEASE AGREEMENT is made by and between ANSON LOGISTICS ASSETS LLC, a Delaware limited liability company ("Landlord") and ELECTROCORE, INC., a Delaware corporation ("Tenant"), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.

1.Basic Lease Terms and Definitions.

(a)Premises: Suite 205, consisting of approximately 13,643 rentable square feet as shown on Exhibit "A".

(b)Building:Approximate rentable square feet: 72,620

Address:200 Forge Way, Rockaway, New Jersey 07866

(c)Term: 62 months (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term). In the event that Tenant validly exercises the Renewal Option pursuant to Section 30 of this Lease, then all references herein to the "Term" shall be deemed to include the Renewal Term.

(d)Commencement Date: The earlier of (i) the date that the Tenant Improvements are Substantially Completed, estimated to be November 1, 2018 (the "Estimated Commencement Date"), or (ii) the date Tenant commences business operations in the Premises.

(e)Expiration Date: 11:59 p.m. on the last day of the Term.

(f)Minimum Annual Rent: Payable in monthly installments as follows:

Period (in months)	Annual	Monthly
1 - 2 (the "Free Rent Period")	NIA	$0.00
3-12	NIA	$10,800.71
13-24	$132,848.76	$11,070.73
25-36	$136,170.00	$11,347.50
37-48	$139,574.28	$11,631.19
49-60	$143,063.64	$11,921.97
61 -62	NIA	$12,220.02

126390.00400/109910975v.4 07/23/2018 01:57 A7P7

Notwithstanding anything to the contrary, during the Free Rent Period, Tenant shall be liable for payment of all Annual Operating Expenses as set forth in Sections 5 and 6 hereof and all utilities as set forth in Section 7 hereof. The abatement of Minimum Annual Rent provided for herein is conditioned upon Tenant's full and timely performance of all of its obligations under this Lease. If at any time during the Term an Event of Default by Tenant occurs, the abatement of Minimum Annual Rent provided for herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Minimum Annual Rent herein abated.

(g)Annual Operating Expenses:$47,341.21, payable in monthly installments of $3,945.10, subject to adjustment as provided in this Lease.

(h)Tenant's Share: 18.79% (also see Additional Definitions).

(i)Use: Warehouse, light manufacturing, distribution and research and development with appurtenant offices and lawful activities normally incidental thereto, subject to Tenant, at Tenant's sole cost and expense, obtaining any Permits required for Tenant's specific use and occupancy of the Premises and to Tenant determining the suitability of the Premises for Tenant's intended use thereof (excluding any Permits required in connection with the construction of the Tenant Improvements).

(j)Security Deposit: $29,491.62.

(k)Addresses For Notices:

Landlord:	Tenant:

c/o Mapletree US Management, LLC	Before the Commencement Date:
275 7th Avenue, Suite 746, Floor 7
New York, NY 10001	electroCore, Inc.
150 Allen Road, Suite 201
With a copy to:	Basking Ridge, NJ 07920
Attention: Vice President, Corporate
Comptroller
Exeter Property Group
101 West Elm Street, Suite 600
Conshohocken, PA 19428	After the Commencement Date:
Attn: Chief Financial Officer
electroCore, Inc.
150 Allen Road, Suite 201
Basking Ridge, NJ 07920
Attention: Vice President, Corporate Comptroller

(I)Additional Definitions: See Rider for the definitions of other capitalized terms.

(m)Contents: The following are attached to and made a part of this Lease:

Rider - Additional Definitions	Exhibits:	"A" - Plan showing Premises
"B" - Building Rules
"C" - Tenant Improvements
"C-1" - Space Plan
"D" - Landlord Lien Subordination Agreement

2.Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas. Tenant accepts the Premises, Building and Common Areas "AS IS", without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord and Tenant stipulate and agree to the rentable square footage set forth in Section 1 above without regard to actual measurement.

(a)Landlord shall cause to be constructed, in compliance with applicable Laws, the improvements, modifications and alterations to the Premises set forth on and in accordance with Exhibits "C" and "C-1" (collectively, the "Tenant Improvements"). In constructing the Tenant Improvements, Landlord shall use Building standard materials and finishes (unless otherwise provided on Exhibits "C" and "C-1") and Landlord reserves the right, subject to Tenant's reasonable approval, to make substitutions of material of equivalent grade and quality if any specified material shall not be readily and reasonably available. Upon the Tenant Improvements being Substantially Completed, Landlord shall notify Tenant, and Tenant or its Agents shall inspect the Tenant Improvements with Landlord within five (5) business days of receipt of such notice from Landlord. Within five (5) business days following such inspection, Tenant shall deliver to Landlord a punchlist of defective or incomplete portions of the Tenant Improvements. Landlord shall cause such punchlist items to be repaired or completed within thirty (30) days of Landlord's receipt of the punchlist. Upon completion of all punchlist items to Tenant's reasonable satisfaction, it shall be presumed that all of the Tenant Improvements shall be free from readily discoverable defects in materials and workmanship, excluding however, all repairs required in connection with routine maintenance and those repairs caused by Tenant.

(b)Notwithstanding the foregoing, in the event that the Tenant Improvements are not Substantially Completed on or before the Estimated Commencement Date, in whole or in part, due to Tenant Delay, then Tenant's obligation to pay Rent hereunder shall not be affected or deferred on account of such delay and, the Commencement Date shall be deemed to be the Estimated Commencement Date and the Term shall be extended for the number of days attributable to Tenant Delay (and Minimum Annual Rent during such extended period shall be the Minimum Annual Rent attributable to the last year of the initial Term of the Lease).

(c)Following the determination of the Commencement Date, the parties shall execute a commencement date memorandum memorializing the Commencement Date, Free Rent Period, Expiration Date, Tenant's acceptance of the Premises and such other items reasonably requested by Landlord.

(d)Notwithstanding the foregoing, upon the Commencement Date, Landlord, at Landlord's sole cost and expense, shall deliver the Premises in compliance with all applicable Laws and shall deliver the roof, walls, floors and all sprinkler, lighting, loading, mechanical, electrical, heating and cooling and plumbing systems servicing the Premises in good working order, provided, however, that Landlord's obligations under this Section 2(d) shall exclude damages or defects to such items caused by Tenant and Tenant's Agents.

3.Use. Tenant shall occupy and use the Premises only for the Use specified in Section

1 above. Tenant shall not permit any conduct or condition which may endanger, unreasonably disturb or otherwise unreasonably interfere with any other Building occupant's normal operations or with the management of the Building. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times.

4.Term; Possession. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the Commencement Date, Tenant will take possession on the date Landlord delivers possession, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay). Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to the holdover of any existing tenant or other circumstances outside of Landlord's reasonable control.

5.Rent; Taxes. Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent and Annual Operating Expenses for the Term. Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term, at Landlord's address designated in Section 1 above unless Landlord designates otherwise; provided that the Minimum Annual Rent for the first full year (including the Free Rent Period) shall be paid at the signing of this Lease (i.e., $108,007.10). If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date. Tenant shall pay Landlord a service and handling charge equal to 5% of any Rent not paid within 5 days after the date due. In addition, any Rent, including such charge, not paid within 5 days after the due date will bear interest at the Interest Rate from the date due to the date paid. Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant's business; (b) Tenant's leasehold estate; or (c) Tenant's property and trade fixtures. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

6.Operating Expenses. The amount of the Annual Operating Expenses set forth in Section 1 above represents Tenant's Share of the estimated Operating Expenses for the calendar year in which the Term commences. Landlord may adjust such amount from time to time if the estimated Annual Operating Expenses increase or decrease; Landlord may also invoice Tenant separately from time to time for Tenant's Share of any extraordinary or unanticipated Operating Expenses. Each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord's option, after a sale of the Property), Landlord shall provide Tenant with a statement of Operating Expenses ("Statement") for the preceding calendar year or part thereof. Landlord shall endeavor to provide Tenant such statement within 150 days of the calendar year end. Within thirty (30) days after delivery of the Statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord's option, if applicable, Landlord may credit Tenant's account for any overpayment. If Tenant does not give Landlord notice within ninety (90) days after receiving the Statement that Tenant disagrees with such Statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest such Statement. If Tenant disagrees with the Statement and specifies the items and amounts in dispute, Tenant shall, pending the resolution of such dispute, nonetheless pay all of Tenant's Annual Operating Expenses in accordance with such Statement. Upon the resolution of such dispute, the amount due Tenant (if any) shall be credited against future payments of Rent, or, if the Term has expired, Landlord shall promptly (and in any event within thirty (30) days of such resolution) pay to Tenant the amount of any overpayment. Landlord's and Tenant's obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space. If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied.

Tenant may audit the Statement under the following conditions: (A) Tenant provides notice of its intent to audit within 90 days after receiving the Statement (which notice shall not be deemed a waiver by Tenant of its rights to contest such Statement); (B) the audit is performed by Tenant or a certified public accountant that has not been retained on a contingency basis or other basis where its compensation relates to the cost savings of Tenant; (C) the audit is completed no later than 30 days after the date Landlord makes all of the necessary books and records available to Tenant or Tenant's auditor; (D) the audit must be conducted during normal business hours, at the location where Landlord maintains its books and records; (E) the contents of the books and records of Landlord shall be kept confidential by Tenant, its auditor and its other professional advisors, other than in the case of any lawsuit concerning such Statement or as required by Laws; and (F) in the event that Tenant or its auditor determines that an overpayment is due Tenant, Tenant or Tenant's auditor shall produce a detailed report addressed to both Landlord and Tenant with its calculated conclusions within 10 days after the completion of the audit. Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's audit. Tenant shall be responsible for all costs, expenses and fees incurred in connection with its audit. Upon the resolution of such dispute, any amount due Tenant shall be credited against future payments of Minimum Annual Rent or, if no further Minimum Annual Rent is due, Landlord shall pay such amount to Tenant within 30 days after the date of such resolution. Landlord's obligation to pay any deficiency due Tenant pursuant to this Section shall survive the expiration or termination of this Lease. If the Operating Expenses for the period covered by the applicable Statement have been overstated by more than ten percent (10%), then Landlord shall reimburse Tenant for the reasonable cost and expenses incurred by Tenant in connection with Tenant's audit, not to exceed $2,500.

7.Utilities.

(a)Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to the Premises. Except for any utilities that are not separately metered (for which Landlord shall invoice Tenant for the cost or include the cost in Operating Expenses), Tenant shall obtain utility service in its own name and timely pay all charges directly to the provider. In the event that any meter serving the Premises is not functioning properly or during the period that such meter is being repaired, Tenant shall be responsible for its pro rata share of utility usage based upon Landlord's reasonable estimate. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Notwithstanding anything to the contrary in this Lease, in the event that an interruption in utilities or services that Landlord is required to provide ("Interruption") is directly caused by the sole negligence or willful misconduct of Landlord or its Agents, such that it renders the whole or any material portion of the Premises untenantable for the purposes intended hereunder and Tenant is unable to utilize such untenantable portion then after a period of five (5) consecutive business days after receipt by Landlord of written notice of such untenantability from Tenant, the Monthly Rent shall abate (as to the proportion that the square footage of the Premises actually untenantable by Tenant as a result of an Interruption bears to the total square footage of the Premises) starting on the sixth (6th) business day until the earlier to occur of the date that Tenant re-enters the Premises or the date that such Interruption is remedied. In no event shall Tenant be entitled to abatement if the Interruption is caused in whole or in part by Tenant or Tenant's Agents. Tenant agrees that the rental abatement described in this Section shall be Tenant's sole remedy in the event of an Interruption. Notwithstanding anything to the contrary, Tenant shall waive and release Landlord from and against, all claims of rental abatement as provided above to the extent covered by Tenant's business interruption insurance. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises. Any wiring, cabling or other equipment necessary to connect Tenant's telecommunications equipment shall be Tenant's responsibility, and shall be installed in a manner approved by Landlord. In the event Tenant's consumption of any utility or other service included in Operating Expenses is excessive when compared with other occupants of the Property, Landlord may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant's excessive consumption, as reasonably determined by Landlord.

(b)From time to time, at Landlord's option, Landlord may estimate the monthly cost for all utilities that are not being directly metered and billed to Tenant and bill Tenant the estimated amount therefor. All such estimated amounts shall be paid together with Monthly Rent. Landlord shall deliver to Tenant at least annually (or more frequently at Landlord's election) a statement indicating the actual amount of Tenant's share of such utilities based upon the actual utility invoiced (as may be applicable). If any reconciliation of utilities reveals that any additional payments are due, Tenant shall pay such deficiency to Landlord within fifteen (15) days after invoice therefor. If the reconciliation reveals that Tenant has overpaid utilities for such period, Landlord shall credit such overpayment against Rent hereunder, or if the Term has expired, pay such amount to Tenant. Landlord's and Tenant's obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease.

8.	Insurance; Waivers; Indemnification.

(a)Landlord shall maintain insurance against loss or damage to the Building or the Property with coverage for perils as set forth under the "Causes of Loss-Special Form" or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant's personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require.

(b)Tenant, at its expense, shall keep in effect commercial general liability insurance, including blanket contractual liability insurance, covering Tenant's use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than a $1,000,000 combined single limit with a $3,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella liability policy) for bodily injury or property damage; however, such limits shall not limit Tenant's liability hereunder. The policy shall name Landlord and any other associated or affiliated entity as their interests may appear and at Landlord's request, any Mortgagee(s), as additional insureds, shall be written on an "occurrence" basis and not on a "claims made" basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and to provide that it shall not be cancelable or reduced without at least thirty (30) days prior notice to Landlord. The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best's lnsuran•ce Reports. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least twenty (20) days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.

(c)Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard "Causes of Loss-Special Form" property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant's business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant's liability described in Section 10(d) below. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant's property within the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause, except to the extent caused by the negligence or willful misconduct of Landlord or its Agents.

(d)Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liabilities and expenses (including reasonable out-of-pocket fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether such act or omission occurred prior to, during or after the Term. Tenant's obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(e)Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Tenant or its Agents, Landlord will indemnify, defend, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Tenant or its Agents and arising out of or in connection with loss of life, personal injury or damage to property on or about the Common Areas to the extent caused by any negligent act or omission or willful misconduct of Landlord or its Agents, whether prior to, during or after the Term. Landlord's obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

9.	Maintenance and Repairs.

(a)Landlord shall Maintain the: (i) Building footings, foundations, structural steel columns and girders at Landlord's sole expense; (ii) Building roof and exterior walls; (iii) Building Systems; and (iv) Common Areas. Costs incurred by Landlord under the foregoing subsections (ii), (iii) and (iv) will be included in Operating Expenses. If Tenant becomes aware of any condition that is Landlord's responsibility to repair, Tenant shall promptly notify Landlord of the condition.

(b)Except as provided in subsection (a) above, Tenant at its sole expense shall Maintain the Premises, including, but not limited to, all lighting, plumbing fixtures, walls, partitions, dock doors, loading areas, floors, doors, windows, fixtures and equipment in the Premises. All repairs and replacements by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant's Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made by Landlord or Tenant as set forth above, but at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord.

10.	Compliance.

(a)Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to the Premises or Tenant's use or occupancy and obtain all Permits necessary for Tenant's use, occupancy and/or business conducted at the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a "place of public accommodation" under the ADA if such use would require any such Alteration). Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises.

(b)Tenant will comply, and will cause its Agents to comply, with the Building Rules, provided that no modifications or additions shall be inconsistent with or in limitation of the provisions of this Lease or have any material adverse effect on Tenant's rights hereunder.

(c)Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within thirty (30) days after being billed.

(d)Tenant acknowledges and agrees that it has received and reviewed a copy of that certain Phase I Environmental Site Assessment dated September 28, 2015 prepared by URS Corporation (the "Environmental Report"). Landlord has no Actual Knowledge of any Hazardous Materials being present at the Property in violation of Environmental Laws, except to the extent set forth in the Environmental Report. Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant's business and are conducted in accordance with all Environmental Laws ("Permitted Activities"); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant's Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant's Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant's Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant's Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, reasonable out-of-pocket attorneys' fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant's cost (which cost shall include the Administrative Fee). Tenant's obligations pursuant to this subsection shall survive the expiration or termination of this Lease. Except to the extent caused by, contributed to or exacerbated by the actions of Tenant or its Agents, Landlord will indemnify, defend and hold Tenant harmless from all losses, damages and expense incurred by Tenant as a result of any Hazardous Materials that are conclusively determined by an independent third party reasonably acceptable to Landlord and Tenant, to have been released or emitted within the Property either (a) prior to Tenant's access, occupancy or possession of the Premises, or (b) by Landlord or Landlord's Agents at any time before, during or after the Lease Term. Landlord's obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(e)Tenant's shall not operate any business at the Premises which has a North American Industry Classification System ("NAICS") code or other applicable designation that is subject to the Industrial Site Recovery Act, N.J.S.A. 13:1K- 6, et seq., and the regulations promulgated thereunder. Tenant hereby represents that its NAICS number is 334510, as determined by reference to the 2002 NAICS Manual published by the United States Office of Management and Budget or amendments thereto. Tenant's obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

11.Signs. Tenant shall not place any signs on the Property without the prior consent of Landlord, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Property to its condition existing prior to the installation of Tenant's signs. Tenant shall have the non-exclusive right, at Tenant's sole cost and expense, to install and maintain signage with Tenant's name and logo on the Building monument sign along with other tenants' names on such Building monument sign, which sign panel shall be subject to Landlord's prior written consent. Upon the expiration or earlier termination of this Lease, Tenant shall remove its sign panel from the Building monument sign and shall repair all damage occasioned thereby.

12.Alterations. Except for non-structural Alterations that (i) do not exceed $10,000 in the aggregate for any twelve (12) month period, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System or the structural strength of the Building,(iv) do not require penetrations into the floor, roof, ceiling or walls, and (v) do not require work on the roof or within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to any Alterations that do not require Landlord's consent, Tenant shall nonetheless provide written notice thereof to Landlord, describing in reasonable detail the nature of the Alteration. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord's consent): (1) not less than ten (10) days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, if applicable, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and any other associated or affiliated entity as their interests may appear as additional insureds, (2) Tenant shall obtain Landlord's prior written approval of any contractor or subcontractor, (3) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and, if applicable, the plans and specifications delivered to, and, if required above, approved by Landlord, (4) Tenant shall pay Landlord all reasonable costs and expenses in connection with Landlord's review of Tenant's plans and specifications, and of any supervision or inspection of the construction Landlord reasonably deems necessary, and (5) upon Landlord's request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant's Alteration. At Tenant's request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Notwithstanding anything to the contrary in this Section 12, Tenant may install and shall be entitled to remove its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not affect any structural portion of the Property, any Building System or any other equipment or facilities serving the Building or any occupant.

Provided there is no Event of Default at the time of Tenant's request and at the time of the execution of such agreement, Landlord agrees to execute, from time to time after receipt of Tenant's written request therefor, an agreement subordinating Landlord's lien in Tenant's personal property, furniture, fixtures, equipment and other assets (excluding, however, the Tenant Improvements and as otherwise set forth herein), in form reasonably acceptable to Landlord and Tenant and its lender(s), substantially in the form attached hereto as Exhibit "D".

13.Mechanics' Liens. Tenant shall pay promptly for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within fifteen (15) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.

14.Landlord's Right of Entry. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following no less than 24 hours advance notice (except in an emergency or during the existence of an Event of Default, in which case Landlord and its Agents may enter at any time and notice shall not be required) to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last twelve (12) months of the Term, to exhibit the Premises to any prospective tenant. In connection with any such entry, Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights, but Landlord shall not be liable for any reasonable interference with Tenant's occupancy resulting from Landlord's entry.

15.Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within thirty (30) days after the date of the casualty, if Landlord anticipates that the restoration will take more than one hundred eighty (180) days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by Tenant or Tenant's Agents) may terminate this Lease effective as of the date of casualty by giving notice to the other within ten (10) days after Landlord's notice. If a casualty occurs during the last twelve (12) months of the Term, Landlord or Tenant may terminate this Lease unless Tenant has the right to extend the Term for at least three (3) more years and does so within thirty (30) days after the date of the casualty. Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease. Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as a result of the casualty, except if caused by Tenant or Tenant's Agents and not covered by Landlord's insurance proceeds.

16.Condemnation. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord's and Tenant's reasonable opinion for the reasonable operation of Tenant's business, or (c) any of the Property is Taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion that such rentable square foot area that is untenantable bears to the rentable square footage of the Premises, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord, except that Tenant shall be entitled to independently pursue a separate award relating to the loss of, or damage to, Tenant's personal property and trade fixtures and Tenant's relocation costs directly associated with the Taking, and the loss of goodwill. Except as set forth in the preceding sentence, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant's leasehold estate.

17.Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

18.Assignment and Subletting.

(a)Except as provided in Section 18(b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, Tenant agrees that Landlord's consent shall not be considered unreasonably withheld if (i) the business, business reputation or creditworthiness of the proposed transferee is reasonably unacceptable to Landlord, (ii) Landlord or an affiliate has comparable space available for lease for a comparable term by the proposed transferee, or (iii) there is an Event of Default or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time. Consent to one Transfer shall not be deemed to be consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord's acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

(b)Landlord's consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i) the Affiliate has a tangible net worth at least equal to that of Tenant as of the date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least fifteen (15) days prior to the effective date of such Transfer, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, provided that Landlord executes and delivers to Tenant reasonable non-disclosure agreements as is reasonably requested by Tenant with regard to such information, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement or sublease reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate's compliance with the insurance requirements of Tenant under this Lease.

(c)The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate) for the balance of the Term, Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. In the event of any Transfer (other than to an Affiliate), Tenant shall pay to Landlord, immediately upon receipt, fifty percent (50%) of the excess of (i) all compensation received by Tenant for the Transfer less the Transfer Transaction Expenses (defined below), over (ii) the Rent allocable to the Premises transferred. "Transfer Transaction Expenses" shall mean the reasonable out-of-pocket costs and expenses incurred by Tenant in effectuating a Transfer for tenant improvements, allowances, brokerage commissions and other reasonable Transfer related expenses (which expenses shall be allocated evenly over the length of the term of the sublease or the remaining Term, in the event of an assignment).

(d)If Tenant requests Landlord's consent to a Transfer, Tenant shall provide Landlord, at least fifteen (15) days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Landlord shall endeavor to notify Tenant promptly whether or not it approves such assignment or transfer. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee's compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and reasonable out-of-pocket attorneys' fees in connection with the processing and documentation of any Transfer for which Landlord's consent is requested.

19.Subordination; Mortgagee's Rights.

(a)Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant's right of possession of the Premises shall not be disturbed by the Mortgagee so long as there is no Event of Default under this Lease. This clause shall be self-operative, but within fifteen (15) days after request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request and which are reasonably acceptable to Tenant. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination  shall  not  affect  any  Mortgagee's  rights  with  respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

(b)No Mortgagee shall be (i) liable for any act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord. Landlord shall use commercially reasonable efforts, at no cost to Landlord, to obtain a subordination, non-disturbance and attornment agreement for Tenant on the standard form of Mortgagee.

(c)The provisions of Sections 15 and 16 above notwithstanding, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

20.Tenant's Certificate; Financial Information.

(a)Within fifteen (15) days after Landlord's request from time to time but not more than once during a calendar year (except in the event of a sale or refinancing of the Building), (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord's interest in the Property, an estoppel certificate in a form reasonably requested by Landlord, modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord's Mortgagee, any prospective Mortgagee and/or any prospective purchaser any reasonably requested financial information subject to reasonable non-disclosure agreements with any party reviewing such financial information.

(b)Within fifteen (15) days after Tenant's request from time to time but not more than once during a calendar year, Landlord shall execute, acknowledge and deliver to Tenant, an estoppel certificate in a form reasonably requested by Tenant, certifying, among other things, (i) that the Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (iii) that Tenant is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) that there has been no prepayment of Rent other than provided for in this Lease; and (v) such other matters as may be reasonably requested by Tenant.

21.Surrender.

(a)On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage, Taking or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment, wiring and cabling (unless Landlord directs Tenant otherwise, except as otherwise provided herein), and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition. Any of Tenant's personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may suffer.

(b)If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant's occupancy of the Premises shall be that of a tenancy at sufferance. Tenant's occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that for the first month of any holdover, the Monthly Rent shall be 150% of the Monthly Rent payable for the last full month immediately preceding the holdover, and thereafter, the Monthly Rent shall be double the Monthly Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover.

22.Defaults - Remedies.

(a)It shall be an Event of Default:

(i)If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(c) below, Tenant fails to cure such default on or before the date that is five (5) days after Landlord gives Tenant notice of default;

(ii)If Tenant enters into or permits any Transfer in violation of Section 18 above;

(iii)If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(c) below, Tenant fails to cure the default on or before the date that is thirty (30) days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within thirty(30) days following Landlord's giving of notice, Tenant shall be afforded additional reasonable time (not to exceed ninety (90) days following Landlord's notice) to cure the default if Tenant begins to cure the default within thirty (30) days following Landlord's notice and continues diligently in good faith to completely cure the default; or

(iv)If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days.

(b)If an Event of Default occurs, Landlord shall have the following rights and remedies:

(i)Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with the Administrative Fee) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord's incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

(ii)To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages. Landlord may, at Landlord's option, make Alterations and repairs in order to re-let the Premises and re-let all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such re-letting. In the event of re-letting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

(iii)To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable; and

(iv)To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

(c)Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a) above more than twice in any consecutive twelve (12) month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) (ii) Landlord shall not be required to give such notice prior to exercising its rights under Section 22(b) if Tenant fails to comply with the provisions of Sections 13, 27 or in an emergency, and (iii) if Tenant fails to comply with the provisions of Section 20, and Tenant fails to cure the default within five (5) days following Landlord's giving of notice, it shall be an Event of Default and Landlord shall have the rights provided in Section 22(b) above.

(d)No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

(e)If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(f)Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.

(g)Landlord shall use commercially reasonable efforts to relet the Premises following Tenant's vacation of the Premises and Tenant's returning the Premises to the condition required at the time of the expiration of this Lease and to otherwise mitigate Landlord's damages under this Lease; provided, however, that Landlord shall be under no duty to market or relet the Premises prior to leasing other available space in the Building and, in no event shall Landlord be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

23.Tenant's Authority. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant and (c) any financial statements provided by Tenant to Landlord are true, correct and complete and fairly represent the financial condition of Tenant as of the date of such statements.

24.Liability of Landlord. The word "Landlord" in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord written notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant's written notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the

Premises; Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of any claim by Tenant against Landlord.

25.Miscellaneous.

(a)The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(b)This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "including" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word "person" includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c)Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d)If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

(e)This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.

(f)Tenant shall not record this Lease or any memorandum without Landlord's prior consent.

26.Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated in writing by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord.

27.Security Deposit. At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. On or after the first day of the 13th month of the Term, Tenant shall be entitled to a reduction in the amount of the Security Deposit by 50% to $14,745.81, provided that: (i) Tenant, in writing, requests the reduction of Landlord, (ii) Tenant has not been in default beyond any applicable grace or cure period more than once in the prior 12 months or is not currently in default beyond any applicable grace or cure period, (iii) Tenant has timely made all Rent payments due under this Lease, and (iv) Tenant demonstrates to Landlord's satisfaction positive annual earnings before interest, taxes, depreciation and amortization (EBITDA), as determined in accordance with GAAP, for the preceding twelve (12) months. Provided the aforementioned conditions are satisfied, Landlord shall return $14,745.81 to Tenant within thirty (30) days of Tenant's request. Tenant shall not be entitled to further reductions of the Security Deposit prior to the expiration of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10.days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. If Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

28.Broker.

(a)Tenant represents and warrants to Landlord that Tenant has dealt with no broker, agent or other intermediary in connection with this Lease other than Tenant's Broker, and that insofar as Tenant knows, no other broker, agent or other intermediary represented Tenant in the negotiation of this Lease or introduced Tenant to Landlord or brought the Building to Tenant's attention for the lease of space therein. Tenant agrees to indemnify, defend and hold Landlord and its affiliates, partners, members, employees, agents, their partners, members, shareholders, directors, officers, and trustees, harmless from and against any claims made by any broker, agent or other intermediary other than Tenant's Broker, with respect to a claim for any broker's commission or fee or similar compensation brought by any person in connection with this Lease, provided that Landlord has not in fact retained such broker, agent or other intermediary. Landlord agrees to pay all commissions payable to Tenant's Broker pursuant to a separate, written agreement between Landlord and Tenant's Broker.

(b)Landlord represents and warrants to Tenant that Landlord has dealt with no broker, agent or other intermediary in connection with this Lease other than Landlord's Broker, and that insofar as Landlord knows, no other broker, agent or other intermediary represented Landlord in the negotiation of this Lease. Landlord agrees to indemnify, defend and hold Tenant and its affiliates, partners, members, employees, agents, their partners, members, shareholders, directors, officers, and trustees, harmless from and against any claims made by any broker, agent or other intermediary other than Landlord's Broker, with respect to a claim for any broker's commission or fee or similar compensation brought by any person in connection with this Lease. Landlord agrees to pay all commissions payable to Landlord's Broker pursuant to a separate, written agreement between Landlord and Landlord's Broker.

29.OFAC. Tenant represents and warrants that neither it nor any of its officers or directors is, and that, to the actual knowledge of the signatory to this Lease, none of its employees, representatives, or agents is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental regulation, and that it will not transfer this Lease to, or knowingly contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. Tenant represents and warrants that it is currently in compliance with, and shall at all times during the term of this Lease remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto.

30.Renewal Option. Tenant shall have the option to extend the Term of the Lease for all of the then leased Premises for one (1) additional period of five (5) years ("Renewal Option"), under and subject to the following terms and conditions:

(a)The renewal term ("Renewal Term") shall be for a five (5)-year period commencing on the day immediately following the expiration of the initial Term of the Lease and expiring on the day immediately preceding the fifth (5th) anniversary thereof. Tenant must exercise the Renewal Option, if at all, by written notice to Landlord delivered at least three hundred sixty-five (365) days prior to the expiration date of the initial Term of this Lease, time being of the essence.

(b)As a condition to Tenant's exercise of the Renewal Option, at the time Tenant delivers its notice of election to exercise the Renewal Option to Landlord, there shall be no Event of Default, this Lease shall be in full force and effect, and Tenant shall not have assigned this Lease or sublet the Premises.

(c)The Minimum Annual Rent for the first year of the Renewal Term shall be the then current fair market rent for renewals for comparable space in similar buildings within a two (2)-mile radius of the Building, taking into account the size of the Lease, the length of the Renewal Term and the credit of Tenant, but in no event less than the Minimum Annual Rent for the last year of the initial Term and the subsequent years of Minimum Annual Rent during the Renewal Term shall increase consistent with the then fair market annual escalations ("Fair Market Rental"). Landlord shall determine the Fair Market Rental using its good faith judgment and shall provide written notice of such Fair Market Rental within fifteen (15) days after Tenant's exercise notice pursuant to this Section. Tenant shall thereupon have the following options: (i) to accept such proposed Fair Market Rental or (ii) to notify Landlord in writing that Tenant objects to the proposed rental rate. Tenant must provide Landlord with written notification of its election within fifteen (15) days after Tenant's receipt of Landlord's notice, otherwise Tenant shall be deemed to have elected clause (i) above. If Tenant objects to Landlord's proposed Fair Market Rental in accordance with clause (ii) above, Landlord and Tenant will attempt to negotiate a mutually acceptable rental rate within fifteen (15) days following notification by Tenant, and if such negotiations have not been concluded within such fifteen (15) day-period, either party may require an independent determination of the Fair Market Rental for the Renewal Term by giving written notice to the other party no later than five (5) days after the expiration of the fifteen (15)-day period, which notice shall designate a MAI real estate appraiser or real estate broker with at least ten (10) years' experience in the leasing of similar properties in the Northern New Jersey market area ("Qualified Appraiser"). Within ten (10) days after receipt of such notice, the other party to this Lease shall select a Qualified Appraiser and give written notice of such selection to the initiating party. If the two (2) Qualified Appraisers fail to agree upon the Fair Market Rental consistent with this Section 30 within ten (10) days after selection of the second Qualified Appraiser, the two (2) Qualified Appraisers shall select a third (3rd) Qualified Appraiser to determine the Fair Market Rental consistent with this Section 29 within ten (10) day after the appointment of the third (3rd) Qualified Appraiser. The Fair Market Rental applicable to the Renewal Term shall be equal to the arithmetic average of the three (3) determinations; provided, however, that if one (1) Qualified Appraiser's determination deviates by more than five percent (5%) from the median of the three (3) determinations, the Fair Market Rental shall be an amount equal to the average of the other two determinations. The determination of the Fair Market Rental in accordance with the foregoing shall be final, binding and conclusive on Landlord and Tenant. The parties shall each pay the costs and expenses of their appointed Qualified Appraiser and shall split evenly the costs and expenses of the third (3rd) Qualified Appraiser.

(d)Except as set forth in this Section, there shall be no further options to renew the term of the Lease.

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Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Landlord:

ANSON LOGISTICS ASSETS LLC,
a Delaware limited liability company

Date signed:	By:
	Name:	Michael Thomas Smith
	Title:	Director

Date signed:	Tenant:

ELECTROCORE, INC., a Delaware corporation

Attest/Witness:

	By:	/s/ Glenn S. Vraniak
Name:		Name: Glenn S. Vraniak
Title:		Title: Chief Financial Officer

RIDER

ADDITIONAL DEFINITIONS

"Actual Knowledge" means the knowledge of Sander Smith, without investigation or inquiry.

"ADA" means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

"Administrative Fee" means fifteen percent (15%) of the costs incurred by Landlord in curing Tenant's default or performing Tenant's obligations hereunder.

"Affiliate" means (i) any entity controlling, controlled by, or under common control of, Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, and (iii) any purchaser of all or substantially all of the assets of Tenant as a going concern.

"Agents" of a party mean such party's employees, agents, representatives, contractors, licensees or invitees.

"Alteration" means any addition, alteration or improvement to the Premises or Property, as the case may be.

"Building Rules" means the rules and regulations attached to this Lease as Exhibit "B" as they may be amended from time to time, provided that no modifications or additions shall be inconsistent with or in limitation of the provisions of this Lease or have any material adverse effect on Tenant's rights hereunder.

"Building Systems" means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

"Common Areas" means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, driveways, sidewalks, parking, loading and landscaped areas.

"Environmental Laws" means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.

"Event of Default" means a default described in Section 22(a) of this Lease. "GAAP" means generally accepted accounting principles, consistently applied.

"Hazardous Materials" means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

"Interest Rate" means interest at the rate of 1 ½% per month.

"Land" means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building.

"Landlord's Broker" means Exeter Property Group Advisors, L.P.

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"Laws" means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

"Maintain" means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.

"Monthly Rent" means the monthly installment of Minimum Annual Rent plus the monthly installment of estimated Annual Operating Expenses payable by Tenant under this Lease.

"Mortgage" means any mortgage, deed of trust or other lien or encumbrance on Landlord's interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord's interest is or becomes a leasehold estate.

"Mortgagee" means the holder of any Mortgage, including any ground or master lessor if Landlord's interest is or becomes a leasehold estate.

"OFAC" has the meaning set forth in Section 29 of this Lease.

"Operating Expenses" means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, (i) the charges at standard retail rates for any utilities serving the Common Areas and any utilities provided by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) Landlord's cost to Maintain the Property, subject to the provisions of Section 9 of this Lease, and all costs and expenses of personnel and vendors or contractors required in connection therewith, inclusive of any property caretakers or administrators; (iv) the cost of trash collection, (v) snow removal, and grounds-keeping and landscaping of the Common Areas; (vi) the costs and charges of any easements and campus associations of which the Property is a part; (vii) to the extent not otherwise payable by Tenant pursuant to Section 5 of this Lease, all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes, but excluding income or franchise, transfer, gift, excise, capital stock, estate, succession and inheritance taxes or any other taxes imposed upon or measured by Landlord's income or profits), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing (but excluding any penalties or interest for late payment, unless such penalties and interest arise from Tenant's breach of this Lease), which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest in the Property, (viii) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements, and (ix) a management fee. The foregoing notwithstanding, Operating

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Expenses will not include: (1) depreciation on the Building, (2) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease, (3) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Property, (4) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes ineluctable in Operating Expenses above; (5) costs of the initial construction of the Building and repairing, replacing or otherwise correcting defects (but not the costs of repair for normal wear and tear not occasioned by construction defects) in the construction of the Building or in the Building equipment; (6) costs of alterations for the sole benefit of other tenants of the Building; (7) any expenditures for services which are provided to one or more tenants but are not available generally to all office tenants; (8) any expenditures for which Landlord has been reimbursed (other than pursuant to Article 6 or provisions  in other  leases  requiring  the tenants  thereunder  to pay  a   share  of expenses associated with the Building), except as hereinafter provided; (9) payments to affiliates of Landlord (excluding property management fees), but only to the extent that they exceed market rates; (10) to the extent any costs includible in Operating Expenses are incurred with respect to both the Building and other properties, there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties; (11) the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord which is the result of negligence, willful misconduct or fraud (other than a liability for amounts otherwise includible in Operating Expenses hereunder) and all expenses incurred in connection therewith; (12) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law; (13) costs incurred by Landlord which result from Landlord's breach of a lease; (14) expenditures for repairing and/or replacing any defect in any work performed by Landlord (but not the costs of repair for normal wear and tear not occasioned by such defect); and (15) additional costs incurred to correct violations existing on the Commencement Date of any law, rule, order or regulation affecting the Building beyond those costs incurred in order to maintain the Building in a state of compliance with any such law, rule, order or regulation and any sums paid by Landlord for any fines or penalties as a result of violation of any law, rule, order or regulation. If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord's charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.

"Permits" means any permits, certificates of occupancy, consents, environmental permits and approvals, authorization, variances, waivers, licenses, certificates or approvals required by any governmental or quasi-governmental authority.

"Permitted Activities" has the meaning set forth in Section 10(d) of this Lease.

"Property" means the Land, the Building, the Common Areas, and all appurtenances to them.

"Renewal Option" has the meaning set forth in Section 30 of the Lease. "Renewal Term" has the meaning set forth in Section 30 of the Lease.

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"Rent" means the Minimum Annual Rent, Annual Operating Expenses and any other amounts payable by Tenant to Landlord under this Lease.

"Statement" has the meaning set forth in Section 6 of this Lease.

"Substantially Completed" means the Tenant Improvements have been completed except for minor or insubstantial details of construction, repair, mechanical adjustment, or finishing touches, which items shall not adversely affect Tenant's occupancy or conduct of its ordinary business activities in the Premises and a permanent or temporary certificate of occupancy has been issued sufficient to allow Tenant to occupy and operate from the Premises. Notwithstanding the foregoing, issuance of such permanent or temporary certificate of occupancy may be conditioned upon Tenant's or Tenant's Agent's installation of its equipment, racking, cabling or furniture or completion of any other work or activity in the Premises for which Tenant is responsible but not conditioned upon Landlord's completion of the Tenant Improvements. In such event, if the governmental authority will not issue such permanent or temporary certificate of occupancy, or schedule an inspection of the Tenant Improvements due to Tenant's or Tenant's Agent's failure to complete such work, installation or activity, then the Tenant Improvements shall be deemed to be Substantially Completed without Landlord having obtained the permanent or temporary certificate of occupancy and correspondingly, the Commencement Date shall be established.

"Taken" or "Taking" means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

"Tenant Delay" means any material delays that are caused, in whole or in part, by Tenant or Tenant's Agents for any reason, including but not limited to, (i) any interference by Tenant or Tenant's Agents with Landlord's obtaining the Permits or Landlord's construction of the Tenant Improvements, (ii) any delays caused by changes to the Tenant Improvement specifications attached hereto as Exhibits "C" and "C-1", including, without limitation, revising the construction drawings, materials or specifications and obtaining new Permits for the Tenant Improvements, (iii) Tenant's failure to approve construction drawings, permit plans or any matter relating to the Tenant Improvements within three (3) business days following Tenant's receipt of Landlord's request, or (iv) the performance of any work or activity in the Property by Tenant or Tenant's Agents (including, without limitation, the installation of Tenant's equipment, cabling, racking systems or furniture).

"Tenant Improvements" has the meaning set forth in Section 2(a) of this Lease. "Tenant's Broker" means Cornerstone Real Estate Group.

"Tenant's Share" means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease.

"Transfer" means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant's interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant's interest in the Premises, or (iii) any transfer of a controlling interest in Tenant.

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EXHIBIT "A"

PLAN SHOWING PREMISES

Key office space warehouse space building plan scale: not to scale Electro core date: SK01: 05.09.18 SK02: 08 10 18 EXETER PROPERTY GROUP 200 Forgeway Rockaway, new jersey 07866 Baglivo Associates Architecture Interiors Planning 301 East Germantown Pike, fourth floor East Norriton ,PA 19401 P: 610.277.7107 F: 484.801.2608 www.baglivoassociates.com

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EXHIBIT "B"

BUILDING RULES

1.Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

2.The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3.Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord's prior written consent.

4.Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Premises.

5.Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises.

6.Tenant shall not change any locks nor place additional locks upon any doors.

7.Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

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8.If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

9.Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.

10.The use of rooms as sleeping quarters is strictly prohibited at all times.

11.Tenant shall have the right, at Tenant's sole risk and responsibility, to use only Tenant's Share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord's prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Tractor trailers shall be parked in areas designated for tractor trailer parking. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence. All vehicles shall follow Landlord's designated points of entrance and exit and turn-arounds and circulation routes for the Property.

12.If Landlord designates the Building as a non-smoking building, Tenant and its

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Agents shall not smoke in the Building nor at the Building entrances and exits.

13.If at Tenant's request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord's request, locked. Tenant shall screen, at Tenant's sole cost and expense, the dumpster area at Landlord's request.

14.Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).

15.Tenant shall comply with any move-in/move-out rules provided by Landlord.

16.Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

17.Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property, provided that no modifications or additions shall be inconsistent with or in limitation of the provisions of this Lease or have any material adverse effect on Tenant's rights hereunder. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.

18.These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

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EXHIBIT "C"

TENANT IMPROVEMENTS

Landlord, at Landlord's sole cost and expense, shall perform the following improvements using Building standard materials and finishes:

Office

-Patch carpet/install new VCT tile in office space

-Paint walls in office space

Paint and Carpet

-Furnish and install Armstrong Standard VCT

-Furnish and install new vinyl base

-Furnish and install new three (3) new transition strips

-Paint sheetrock soffits/ceilings

-Finish eight (8) doors and frames

Demolition

-Remove drywall partitions to full height

-Remove diamond plate 4' high walls

-Remove ceiling grid and tile

-Remove carpet

-Remove VCT

-Remove flex and diffusers

Carpentry

-Fill in six (6) 8" wall openings

-Furnish and install twenty-four (24) ceiling height partitions

-Construct twenty (20) 4" drop headers in 8" wall.

-Fill in three (3) door openings

-Construct one (1) finished sheetrock opening

Doors and Hardware

-Provide three (3) double metal door units

Acoustical Ceiling Tiles

-Provide new 2x4 ceiling grid and lay in tile

Plumbing

-Furnish and install new sink, required piping, and drain pump

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Electrical

-Relocate thirty-two (32) existing lights

-Furnish and install five (5) new light switches

-Furnish and install six (6) new exit signs

-Furnish and install six (6) new emergency lights

-Furnish and install four (4) new duplex outlets

-Furnish and install ten (10) new quad outlets in assembly area

-Furnish and install 220v. line

-Furnish and install power for drain pump

-Furnish and install three (3) dedicated outlets in kitchen area

-Re-switch lighting in engineering lab

Fire Alarm

-Relocate existing devices

-Furnish and install two (2) new horn/strobe devices

HVAC

-Replace the following portions of the HVAC system:

•	(2)RGS090 460v 3 ph 7.5 ton roof top gas unit w/ return smoke det
•	(l)RGS180 460v 3 ph 15 ton roof top gas unit w/return smoke det
•	(3)Curb adapters

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EXHIBIT "C-1"

SPACE PLAN

NEW B’ X B’ OPENING TO BE CORDINATED WITH EXISTING METAL PANELS ON HALL IN WAREHOUSE EXTEND EXISTING OPENING DOOR ASSEMBLY.I FE I I I I I IRemove existing sink and counter,cap all Shower room 103 toilet room 104 KEY Existing floorins to be demolished salvase for patching sreas d.e to demolition new flooring to be  installed salvage carpet files from demolition and patch as required in carpet areas to remain VCT installed in all remaining locations demo plan electro core date sk01:05.09.18 sk02:08.10.18 scale:1/8”=1’-0” 200 forgeway rockaway, new jersey 07866 Baglivo Associates Architecture Interiors Planning 301 East Germantown Pike, fourth floor East Norriton ,PA 19401 P: 610.277.7107 F: 484.801.2608 www.baglivoassociates.com

[continued on following page]

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NEW B’ X B’ OPENING TO BE CORDINATED WITH EXISTING METAL PANELS ON HALL IN WAREHOUSE PROVIDE (1) 220V OUTLET FOR AIR COMPRESSOR I PROVIDE (1) QUAD OUTLET EVERT ‘B’ PROVIDE (1) 220V OUTLET FOR  MACHINE SHOP ENGINEERING LAB 266 SF CARP. TILE PROVIDE (0) QUAD OUTLETS IN ROOM KEY Existing floorins to be demolished salvase for patching sreas d.e to demolition new flooring to be  installed salvage carpet files from demolition and patch as required in carpet areas to remain VCT installed in all remaining locations ARCHITECTURAL PLAN Electro Core Date: sk01:05.09.18 sk02:08.10.18 REV 1: 08.15.18 SCALE:1/8” = 1’-0” EXETER PROPERTY GROUP 200 Forgeway Rockaway, New Jersey 07866 Baglivo Associates Architecture Interiors Planning 301 East Germantown Pike, fourth floor East Norriton ,PA 19401 P: 610.277.7107 F: 484.801.2608 www.baglivoassociates.com

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EXHIBIT "D"

LANDLORD LIEN SUBORDINATION AGREEMENT

THIS AGREEMENT ("Agreement") is made effective as of the           day of              ,               by ("Landlord"), in favor of                        ("Lender").

WHEREAS, Landlord is the owner of             ("Building"); WHEREAS, Landlord and                   ("Tenant") are parties to that certain                   dated             (collectively, "Lease") pursuant to which Tenant leases from Landlord approximately rentable square feet in the Building ("Premises"); and

WHEREAS, Tenant has granted or is granting a continuing lien and security interest to Lender in connection with a loan ("Loan") from Lender, in Tenant's personal property located at the Premises.

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, Landlord hereby agrees as follows:

1.Landlord hereby waives, releases and relinquishes to Lender all right, title, interest, claim and lien which Landlord has or may in the future have in, to or against any inventory, equipment, machinery, furniture, trade fixtures, and books and records of Tenant located at the Premises up to the amount of the Loan (collectively, the "Personal Property"). Notwithstanding the foregoing, under no circumstance shall the Personal Property include any alterations, improvements, fixtures, equipment or Personal Property installed by or paid for by Landlord. The Personal Property shall not be subject to levy, sale on distress or distraint for rent or any claim, lien or demand of any kind by Landlord. Upon the satisfaction of the Loan, Landlord's interest in the Personal Property shall be automatically revived.

2.Subject to the requirements of Section 3 hereof, Landlord hereby authorizes Lender, its attorneys, agents and employees to enter the Premises and to take possession of, remove or dispose of the Personal Property, provided in all cases, Lender shall pay all costs to repair any damages (including any replacements) caused, in whole or in part, by Lender's removal of the Personal Property from the Premises.

3.At such time as Tenant vacates the Premises, voluntarily or involuntarily, the Lease is terminated, or Lender repossesses the Personal Property, Lender may store the Personal Property on the Premises solely for a period of thirty (30) days and otherwise operate the Premises, prepare the Personal Property for sale for such thirty (30) day period, provided that Lender pays to Landlord all rent and other sums due and payable under the Lease (including charges for utilities and operating expenses) and otherwise agrees to and complies with all terms of the Lease during such period, including, but not limited to, the insurance obligations provided in the Lease. Failure to remove any Personal Property within such thirty (30) day period shall be deemed Lender's abandonment of the same. Under no circumstances, however, may Lender conduct a sale, auction or liquidation of such Personal Property on the Premises.

4.This instrument shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, Landlord and Lender have executed this Agreement effective the day and year first above written.

LANDLORD:

ANSON LOGISTICS ASSETS LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER:

[NAME OF LENDER]

By:
Name:
Title:

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